                        SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER COMMON SHARE
                                            (UNAUDITED)

                                             EXHIBIT 11
                                           --------------

                                                         Primary Earnings per Share

                                           Three Months Ended                 Six Months Ended
                                                June 30,                          June 30,
                                         1997             1996             1997             1996
                                     ------------     ------------     ------------     ------------
Weighted average number of
 common shares outstanding             11,457,312       11,428,130       11,458,580       11,409,066

Shares issuable pursuant to
 employee stock option plans,
 less shares assumed repurchased
 at the average fair value
 during the period                        439,146          315,867          429,102          279,563

Shares issuable pursuant to the
 independent director stock
 option plan, less shares assumed
 repurchased at the average fair
 value during the period                    4,870            3,509            4,805            3,044
                                     ------------     ------------     ------------     ------------

Number of shares for computation
 of primary net income per share       11,901,328       11,747,506       11,892,487       11,691,673
                                     ============     ============     ============     ============

Net income                           $  7,020,993     $  5,167,849     $ 11,778,267     $  8,430,353
                                     ============     ============     ============     ============

Primary net income per share         $       0.59     $       0.44     $       0.99     $       0.72
                                     ============     ============     ============     ============


                       SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER COMMON SHARE
                                          (UNAUDITED)

                                           EXHIBIT 11
                                         --------------

                                                      Fully Diluted Earnings per Share

                                           Three Months Ended                 Six Months Ended
                                                June 30,                          June 30,
                                         1997             1996             1997             1996
                                     ------------     ------------     ------------     ------------

Weighted average number of
 common shares outstanding             11,457,312       11,428,130       11,458,580       11,409,066

Shares issuable pursuant to
 employee stock option plans,
 less shares assumed repurchased
 at the end of period fair value          452,968          362,332          451,125          370,836

Shares issuable pursuant to the
 independent director stock option
 plan, less shares assumed
 repurchased at the end of period
 fair value                                 4,981            4,000            4,981            4,000
                                     ------------     ------------     ------------     ------------

Number of shares for computation
 of fully diluted net income per
 share                                 11,915,261       11,794,462       11,914,686       11,783,902
                                     ============     ============     ============     ============

Net income                           $  7,020,993     $  5,167,849     $ 11,778,267     $  8,430,353
                                     ============     ============     ============     ============

Fully diluted net income per share   $       0.59     $       0.44     $       0.99     $      0.72
                                     ============     ============     ============     ============
